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                                                               EXHIBIT 10.10(a)


                               AMENDMENT NO. 1 TO
           THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
                      DEFINED CONTRIBUTION PLAN AND TRUST
                           BASIC PLAN DOCUMENT NO. 03


The Equitable Life Assurance Society of the United States Defined Contribution Plan and Trust is hereby amended as follows:

         If, in connection with the adoption of this or any other amendment, the definition of Compensation has been modified, them, for Plan Years prior to the Plan Year which includes the adoption date of such amendment, Compensation means compensation determined pursuant to the Plan then in effect.

1.       SECTION 1.15 is amended in its entirety to read as follows:

"ELECTIVE CONTRIBUTION" means the Employer's contributions to the Plan that are made pursuant to the Participant's deferral election pursuant to Section 11.2, excluding any such amounts distributed as "excess annual additions" pursuant to
Section 4.4. In addition, if selected in E3 of the Adoption Agreement, the Employer's matching contribution shall or shall not be considered an Elective Contribution for purposes of the Plan, as provided in Section 11.1(b).
Elective Contributions shall be subject to the requirements of Sections 11.2(b) and 11.2(c) and shall further be required to satisfy the discrimination requirements of Regulation 1.401(k)-1(b)(3), the provisions of which are specifically incorporated herein by reference.

2.       SECTION 1.21 is amended in its entirety to read as follows:

"EXCESS DEFERRED COMPENSATION" means, with respect to any taxable year of a Participant, the excess of the aggregate amount of such Participant's Deferred Compensation and the elective deferrals pursuant to Section 11.2(f) actually made on behalf of such Participant for such taxable year, over the dollar limitation provided for in Code Section 402(g), which is incorporated herein by reference. Excess Deferred Compensation shall be treated as an "annual addition" pursuant to Section 4.4 when contributed to the Plan unless distributed to the affected Participant not later than the first April 15th following the close of the Participant's taxable year.

3.       SECTION 1.27 is amended in its entirety to read as follows:

"414(s) COMPENSATION" with respect to any Employee means his Compensation as defined in Section 1.9. However, for purposes of this Section, Compensation shall be Compensation paid and, if selected in the Adoption Agreement, shall only be recognized as of an Employee's effective date of participation. If, in connection with the adoption of this or any other amendment, the definition of "414(s) Compensation" has been modified, then, for Plan years prior to the Plan Year which includes the adoption date of such amendment, "414(s) Compensation" means compensation determined pursuant to the Plan then in effect.


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4.       SECTION 1.28 ("415 COMPENSATION") is amended by the addition of the following paragraph:

         If, in connection with the adoption of this or any other amendment, the definition of "415 Compensation" has been modified, then, for Plan years prior the Plan Year which includes the adoption date of such amendment, "415 Compensation" means compensation determined pursuant to the Plan then in effect.

5.       SECTIONS 4.4(a)(4) AND 4.4(a)(4)(i) are amended to read as follows:

         (4)     If there is an excess amount pursuant to Section 4.4(a)(2) or
                 Section 4.5, the excess will be disposed of in one of the following manners, as uniformly determined by the Plan Administrator for all Participants similarly situated:

                 (i) Any Deferred Compensation or nondeductible Voluntary Employee Contributions, to the extent they would reduce the Excess Amount will be distributed to the Participant;

6.       SECTIONS 4.4(f)(2) is amended in its entirety to read as follows:

         Compensation means a Participant's Compensation as elected in the Adoption Agreement. However, regardless of any selection made in the Adoption Agreement, "415 Compensation" shall exclude compensation which is not currently includible in the Participant's gross income by reason of the application of Code Sections 125, 402(a)(8), 402(h)(1)(B), or 403(b).

         For limitation years beginning after December 31, 1991, for purposes of applying the limitations of this article, compensation for a limitation year is the compensation actually paid or made available during such limitation year.

         Notwithstanding the preceding sentence, compensation for a participant in a defined contribution plan who is permanently and totally disabled (as defined in section 22(e)(3) of the Internal Revenue Code) is the compensation such participant would have received for the limitation year if the participant had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled; such imputed compensation for the disabled participant may be taken into account only if the participant is not a Highly Compensated Employee and contributions made on behalf of such participant are nonforfeitable when made.

7.       SECTION 4.5(a) is amended in its entirety to read as follows:

         (a) If as a result of the allocation of Forfeitures, a reasonable error in estimating a Participant's annual Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Code
Section 402(g)(3)) that may be made with respect to any





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Participant under the limits of Section 4.4, or other facts and circumstances to which Regulation 1.415-6(b)(6) shall be applicable, the "annual additions" under this Plan would cause the maximum provided in Section 4.4 to be exceeded, the Administrator shall treat the excess in accordance with Section 4.4(a)(4).

8. SECTIONS 6.11(a)(1) AND (a)(4) are amended in their entirety to read as follows:

         (1) Medical expenses described in Code Section 213(d) incurred by the Participant, his spouse, or any of his dependents (as defined in Code Section 152) or expenses necessary for these persons to obtain medical care;

         (4) Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his spouse, children, or dependents;

9. ARTICLE VII is amended by the addition of Section 7.14 to read as follows:

         Direct Rollover

         (a) This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

         (b) An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

         (c) An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or the qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or an individual retirement annuity.





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         (d)     A distributee includes an Employee or former Employee.  In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

         (e) A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

10.      SECTION 11.2(d) is amended in its entirety to read as follows:

         (d) In any Plan Year beginning after December 31, 1986, a Participant's Deferred Compensation made under this Plan and all other plans, contracts or arrangements of the Employer maintaining this Plan shall not exceed the limitation imposed by Code Section 402(g), as in effect for the calendar year in which such Plan Year began. If such dollar limitation is exceeded solely from elective deferrals made under this Plan or any other Plan maintained by the Employer, a Participant will be deemed to have notified the Administrator of such excess amount which shall be distributed in a manner consistent with Section 11.2(f). This dollar limitation shall be adjusted annually pursuant to the method provided in Code Section 415(d) in accordance with Regulations.

11. SECTION 11.2(f) is amended by the addition of the following paragraph as the second to last paragraph of (f)(3) to read as follows:

         Any distribution under this Section shall be made first from unmatched Deferred Compensation and, thereafter, simultaneously from Deferred Compensation which is matched and matching contributions which relate to such Deferred Compensation. However, any such matching contributions which are not Vested shall be forfeited in lieu of being distributed.

12. SECTION 11.2(f) is amended by the addition of the following to the last sentence of the last paragraph of such subsection:

         Furthermore, for any distribution under this Section which is made after August 15, 1991, such distribution shall not include any income for the "gap period". Further provided, for any distribution under this Section which is made after August 15, 1991, the amount of income may be computed using a reasonable method that is consistent with Section 4.3(c), provided such method is used consistently for all Participants and for all such distributions for the Plan Year.

13. SECTION 11.5(c) is amended by the addition of the following to the last sentence of the last paragraph of such subsection:

         Furthermore, for any distribution under this Section which is made after August 15, 1991, such distribution shall not include any income for the "gap period". Further provided, for any





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distribution under this Section which is made after August 15, 1991, the amount of income may be computed using a reasonable method that is consistent with
Section 4.3(c), provided such method is used consistently for all Participants and for all such distributions for the Plan Year.

14.      SECTION 11.6(c) is amended in its entirety to read as follows:

         (c) For purposes of determining the "Actual Contribution Percentage" and the amount of Excess Aggregate Contributions pursuant to
Section 11.7(d), only Employer matching contributions (excluding matching contributions forfeited or distributed pursuant to Section 11.2(f), 11.5(a), or 11.7(a)) contributed to the Plan prior to the end of the succeeding Plan Year shall be considered. In addition, the Administrator may elect to take into account, with respect to Employees eligible to have Employer matching contributions made pursuant to Section 11.1(b) or voluntary Employee contributions made pursuant to Section 4.7 allocated to their accounts, elective deferrals (as defined in Regulation 1.402(g)-1(b)) and qualified non-elective contributions (as defined in Code Section 401(m)(4)(c)) contributed to any plan maintained by the Employer. Such elective deferrals and qualified non-elective contributions shall be treated as Employer matching contributions subject to Regulation 1.401(m)-1(b)(2) which is incorporated herein by reference. However, for Plan Years beginning after December 31, 1988, the Plan Year must be the same as the plan year of the plan to which the elective deferrals and the qualified non-elective contributions are made.

15. SECTION 11.7(i) is amended by the addition of the following to the last sentence of the last paragraph of such subsection:

         Furthermore, for any distribution under this Section which is made after August 15, 1991, such distribution shall not include any income for the "gap period". Further provided, for any distribution under this Section which is made after August 15, 1991, the amount of income may be computed using a reasonable method that is consistent with Section 4.3(c), provided such method is used consistently for all Participants and for all such distributions for the Plan Year.

16. SECTIONS 11.8(a)(1) AND (a)(3) are amended in their entirety to read as follows:

         (1) Medical expenses described in Code Section 213(d) incurred by the Participant, his spouse, or any of his dependents (as defined in Code
Section 152) or expense necessary for these persons to obtain medical care;

         (3) Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his spouse, children, or dependents; or

17.      SECTION 11.8(c)(1) is amended in its entirety to read as follows:

         (1) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant. The amount of the immediate and heavy financial need may





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include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

18.      ARTICLE XI is amended by the addition of the following:

         Notwithstanding anything in this Article to the contrary, effective as of the Plan Year in which this amendment becomes effective, the Actual Deferral Percentage Test and the Actual Contribution Percentage Test shall be applied (and adjusted) by applying the Family Member aggregation rules of Code Section 414(q)(6).





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                               AMENDMENT NO. 1 TO
           THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
                      DEFINED CONTRIBUTION PLAN AND TRUST
                           BASIC PLAN DOCUMENT NO. 03
           (401(k) PROFIT SHARING PLAN AND TRUST - NOS. 005 AND 006)


19. SECTION E3 OF THE 401(k) ADOPTION AGREEMENT(S) is amended by the addition to E3 to read as follows:

         ( ) Notwithstanding anything in the Plan to the contrary, all matching contributions which relate to distributions of Excess Deferred Compensation, Excess Contributions and Excess Aggregate Contributions shall be Forfeited. (Select this option only if it is applicable.)

EMPLOYER:

UNIVERSAL STANDARD MEDICAL LABORATORIES, INC.



By:__________________________________________





         THE PLAN TRUSTEE HEREBY ACKNOWLEDGES RECEIPT OF A COPY OF THIS FIRST AMENDMENT AND AGREES TO BE BOUND BY THE AMENDMENT AS IT RELATES TO THE TRUST CREATED UNDER THE PLAN.

                                        FRONTIER TRUST COMPANY, TRUSTEE UNDER
                                        THE USML, INC. TAX DEFERRED SAVINGS
                                        PLAN AND TRUST



_____________________________           By: __________________________________
Witness
                                        Its:__________________________________

Dated: _____________, 1997







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